UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant |_|

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|_|    Soliciting Material Pursuant to Section 240.14a-12

                           American Vantage Companies
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                           American Vantage Companies

                    Notice of Annual Meeting of Stockholders
                                December 8, 2005


To the Stockholders of
 American Vantage Companies:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of American Vantage Companies (the "Company") will be held at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, on Thursday, December 8, 2005, commencing at 10:00 a.m. (local time), for the following purposes:

1. To elect two persons to the Board of Directors of the Company as Class C directors, to serve until the third succeeding annual meeting of stockholders of the Company following the Annual Meeting or until such person shall resign, be removed or otherwise leave office; and

2. To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on October 10, 2005 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.


                                            By Order of the Board of Directors,


                                            Jeanne Hood, Assistant Secretary

October 25, 2005
Las Vegas, Nevada

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           American Vantage Companies
                            4735 South Durango Drive
                                    Suite 105
                             Las Vegas, Nevada 89147

                                 Proxy Statement
                         Annual Meeting of Stockholders
                                December 8, 2005

The 2005 Annual Meeting of Stockholders of American Vantage Companies, a Nevada corporation, will be held on Thursday, December 8, 2005, at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, commencing at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is October 25, 2005.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a stockholder's ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to American Vantage Companies and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the stockholders of our company.

Record Date

We have established October 10, 2005 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. The stockholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had issued and outstanding shares of 5,729,107 of our common stock as of the record date. Accordingly, there are 5,729,107 votes eligible to be cast at the annual meeting.

The election of directors (proposal number 1) is by a plurality of votes cast.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non-votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, abstentions and broker non-votes will have no effect on the vote on all of the proposals scheduled for vote at the annual meeting. Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers control approximately 23.4% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the director-nominees.

Quorum

We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 2,864,554 shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party. If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by: o submitting a new proxy with a later date; o by voting in person at the annual meeting; or o by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.


                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our common stock is the only class of our voting securities presently outstanding.

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the record date for the annual meeting by:

o each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

o     each of our current "named executive officers" and directors, and

o     all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this proxy statement concerning proposal number 1.

Except as otherwise indicated in the notes to the following table,

o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

o the address for each beneficial owner listed in the table is American Vantage Companies, 4735 South Durango Drive - Suite 105, Las Vegas, Nevada 89147.

                                                                  Amount and Nature of             Percentage of
Name and Address of Stockholder                                   Beneficial Ownership          Outstanding Shares
-------------------------------                                   --------------------          ------------------
Ronald J. Tassinari (1)                                               670,329 (2) (3)                  11.3
Audrey K. Tassinari (4)                                               670,329 (2) (5)                  11.3
Rosalind Davidowitz (6)                                               547,747 (7)                       9.6
Engex, Inc. (8)                                                       474,500 (9)                       8.3
Jay H. and Sharyn Brown (10)                                          348,211 (11)                      6.1
White Rock Partners, Krest LLC, ET Holdings, L.L.C.,
   Hampstead Associates, L.L.C., Ridgeview Associates,
   LLC, Michael R. Milken and Lowell J. Milken (12)                   336,505 (2)                       5.9
Blueridge Associates (2)                                              324,178 (2)                       5.5
Anna M. Morrison (13)                                                  88,300 (14)                      1.5
Jeanne Hood (15)                                                       77,501 (2) (16)                  1.3
Steven G. Barringer (17)                                               45,000 (2) (18)                  0.8
Randolph C. Read (19)                                                  25,000 (2) (20)                  0.4

All executive officers and directors as a group
   (six persons) (21)                                               1,730,941 (2) (22)                 28.3
----------

(1) Mr. Tassinari is our president and chief executive officer. Mr. Tassinari also serves as chairman of our board of directors. Mr. Tassinari is the husband of Audrey K. Tassinari, another director of our company.
(2) Does not include 824,811 shares of our common stock held by certain stockholders who have granted our board of directors a limited power to vote such shares. These stockholders acquired such 824,811 shares in connection with the dissolution of YaYa, LLC ("YaYa"). We issued such 824,811 shares to YaYa as the consideration for our April 2003 acquisition from YaYa of certain assets and the YaYa business. Such stockholders have granted our board of directors a limited power to direct how they are to vote their aggregate 824,811 shares of our common stock pursuant to a voting agreement dated as of January 1, 2005. This power has been granted to our board as a group, and not to any individual director. We believe that such voting power is not held by any individual since our board is required to act by plurality. As such, no individual director named in this stockholder table is listed as the beneficial owner of the 824,811 shares owned by the former YaYa creditors as of the record date, although such shares are included in the aggregate amount held by all executive officers and directors as a group. The stockholders include White Rock Partners ("White Rock"), which acquired 55,236 shares, Krest LLC ("Krest"), which acquired 281,269 shares, and Blueridge Associates LLC ("Blueridge"), which acquired 324,178 shares. See note (12) below for further information regarding White Rock and Krest. The address for Blueridge is c/o Maron & Sandler, 1250 Fourth Street - Suite 550, Santa Monica, California, 90401.

(3) Includes (a) 3,698 shares of our common stock owned of record by Mr. Tassinari, his wife and child, as joint tenants, (b) 443,293 shares owned by the Tassinari Family Trust, a family trust in which Mr. Tassinari and his wife are trustees and beneficiaries, (c) 5,000 shares owned of record by his spouse, (d) 180,555 shares issuable upon exercise of options granted to Mr. Tassinari, which shares are exercisable within the next 60 days, and (d) 27,778 shares issuable upon exercise of options granted to Mr. Tassinari's spouse, which shares are exercisable within the next 60 days. Mr. Tassinari disclaims beneficial ownership to the (x) 27,778 shares underlying options granted his spouse, (y) 5,000 shares owned of record by his spouse and (z) 221,646 shares held by the Tassinari Family Trust in excess of his pecuniary interest in such trust. Does not include 150,000 shares of our common stock issuable upon exercise of an option granted to Mr. Tassinari, which shares are not exercisable within the next 60 days.
(4) Ms. Tassinari resigned as our executive vice president, effective July 31, 2002. Ms. Tassinari continues to serve as one of our directors. Ms. Tassinari is the wife of Ronald J. Tassinari.
(5) Includes (a) 3,698 shares of our common stock owned of record by Ms. Tassinari, her spouse and child as joint tenants, (b) 443,293 shares owned by the Tassinari Family Trust, a family trust in which Ms. Tassinari and her husband are trustees and beneficiaries, (c) 27,778 shares issuable upon exercise of options granted to Ms. Tassinari, which shares are exercisable within the next 60 days, (d) 180,555 shares issuable upon exercise of options granted to Ms. Tassinari's husband which are exercisable within the next 60 days and (e) 10,005 shares held of record by Ms. Tassinari's husband. Ms. Tassinari disclaims beneficial ownership to the (x) 180,555 shares underlying options granted her husband, (y) 221,647 shares held by the Tassinari Family Trust in excess of her pecuniary interest in such trust and (z) 10,005 shares held of record by Ms. Tassinari's husband.
(6) The address of Rosalind Davidowitz is 7 Sutton Place South, Lawrence, New York, 11563.
(7) According to the Schedule 13G/A of Rosalind Davidowitz filed with the SEC on February 9, 2005, Ms. Davidowitz claims to have sole voting and dispositive powers with respect to 547,747 shares of our common stock owned directly by her and that she may be deemed the beneficial owner of 12,300 shares owned by J. Morton Davis, Mrs. Davidowitz's husband. Ms. Davidowitz's Schedule 13G/A states that Mr. Davis has the sole power to dispose or to direct the disposition of the 12,300 shares owned by him. The shares listed in the principal stockholders table are limited to those shares set forth in Ms. Davidowitz's Schedule 13G/A as being beneficially owned by her. See Note (9) for further information concerning Ms. Davidowitz's ownership interest in Engex, another of our stockholders, and other related matters.
(8)   The address for Engex, Inc. is 44 Wall Street, New York, New York 10005.
(9) According to the Schedule 13D of Engex, Inc. filed with the SEC on July 10, 2003, Engex claims to have sole voting and dispositive power with respect to 474,500 shares of our common stock. Such amount does not include 12,300 shares owned directly by the chairman of Engex, Inc., J. Morton Davis, or 547,747 shares owned by Mr. Morton's wife, Rosalind Davidowitz. According to the proxy statement of Engex filed with the SEC on January 11, 2005, the principal stockholders of Engex are (a) Mr. Davis, the reported beneficial owner of 6.2% of the outstanding common stock of Engex, (b) Ms. Davidowitz, the reported beneficial owner of 28.2% of the outstanding common stock of Engex, (c) Kinder Investments L.P., the reported beneficial owner of 11.2% of the outstanding common stock of Engex, and (d) Venturetek LP, the reported beneficial owner of 11.4% of the outstanding common stock of Engex. The Engex proxy statement also reports that Dov Perlysky, the managing member of the general partner of Kinder Investments, is a member of the immediate family of Mr. Davis. According to the Schedule 13G/A of Kinder Investments, Nesher, LLC and Dov Perlysky filed with the SEC on July 24, 2003, Kinder Investments is the owner of an additional 274,100 shares of our common stock and Mr. Perlysky, the managing member of the general partner of Kinder Investments, has sole voting and dispositive powers with respect to such 274,100 shares. The shares listed in the principal stockholders table are limited to those shares set forth in Schedule 13D of Engex as being beneficially owned by Engex. See Note (7) for further information with respect to Mr. Davis' and Ms. Davidowitz's ownership interest in the our outstanding common stock.
(10) These stockholders hold 260,711 shares of our common stock of record as tenants-in-common. Mr. Brown provides legal services to us from time to time and previously served as a member of the advisory group we formed to assist our management in evaluating merger and acquisition candidates. Mr. Brown received an option to purchase 87,500 shares of our common stock upon his appointment to the advisory group, which shares became exercisable in April 2003, as a result of our acquisition from YaYa of certain assets and the YaYa business. The address for Mr. and Ms. Brown is 1801 Waldman Avenue, Las Vegas, Nevada 89102.

(11) Includes 87,500 shares that are issuable upon exercise of an option granted to Mr. Brown, which shares are exercisable within the next 60 days.
(12) According to a Schedule 13D/A filed with the SEC on January 10, 2005 by YaYa, White Rock, Krest, ET Holdings, L.L.C. ("ET"), Hampstead Associates, L.L.C. ("Hampstead"), Ridgeview Associates, LLC ("Ridgeview", Michael R. Milken ("M. Milken") and Lowell J. Milken ("L. Milken"), YaYa, the former record holder of 824,811 shares of our common stock, was dissolved. In connection with the dissolution of YaYa, the shares of our common stock held by YaYa were distributed to the creditors of YaYa, including White Rock and Krest. According to our stock records, 55,236 shares were transferred to and are currently held of record by White Rock and 281,269 were transferred to and are currently held of record by Krest. We have no knowledge of, nor do our stock records show, any shares of our common stock being transferred to or held by ET, Hampstead, Ridgeview, M. Milken or L. Milken. The Schedule 13D/A reports White Rock as having sole voting and dispositive power with respect to 55,236 shares of our common stock and Krest as having sole voting and dispositive power with respect to 281,269 shares of our common stock and shared voting and dispositive power with respect to 55,236 shares of our common stock. The Schedule 13D/A reports each of ET, Hampstead, Ridgeview, M. Milken and L. Milken as having sole voting and dispositive power with respect to no shares of our common stock and shared voting and dispositive power with respect to 336,505 shares of our common stock. The Schedule 13D/A does not provide any information regarding the relationship or agreements by which these persons and entities share any voting and dispositive power with each other, except that (a) the secretary of YaYa is Stanley E. Maron, (b) the general partner of White Rock is Mapleleaf Partners whose general manager is Mr. Maron, (c) the secretary of Krest is Mr. Maron, (d) the assistant secretary of ET holdings is Mr. Maron and (e) the manager of Hampstead is Ridgeview whose manager is M. Milken. In the original schedule 13D filed with the SEC on April 28, 2003 by YaYa, White Rock, ET, Hampstead, Ridgeview, M. Milken, L. Milken and others, (x) Hampstead is the manager of an entity, ET Consolidated, L.L.C. ("ET Consolidated"), which is the manager of ET, (y) Mr. Milken and L. Milken are each managers of Ridgeview, directors of ET, ET Consolidated and Hampstead and may be deemed a controlling person of Ridgeview. The address for each of White Rock, Krest, ET, Hampstead, Ridgeview, M. Milken and L. Milken, according to the original Schedule 13D, is 1250 Fourth Street - Suite 580, Santa Monica, California, 90401.
(13)  Ms. Morrison became the our chief accounting officer on April 16, 2003.
(14) Includes 54,000 shares of our common stock issuable upon exercise of an option granted to Ms. Morrison, which shares are exercisable within the next 60 days. Does not include 6,000 shares of our common stock issuable upon exercise of options granted to Ms. Morrison, which shares are not exercisable within the next 60 days.
(15)  Ms. Hood is a director of our company.
(16) Includes 60,834 shares of our common stock issuable upon exercise of options granted to Ms. Hood that are exercisable within the next 60 days.
(17)  Mr. Barringer is a director of our company.
(18) Represents 45,000 shares of our common stock issuable upon exercise of options granted to Mr. Barringer, which shares are exercisable within the next 60 days.
(19)  Mr. Read became a director of our company on May 20, 2003.
(20) Includes 25,000 shares of our common stock issuable upon exercise of an option granted to Mr. Read, which shares are exercisable within the next 60 days.
(21)  Includes only current executive officers and directors.
(22) Includes those shares of our common stock beneficially owned by our current executive officers and directors, as set forth in notes (1), (3),
      (5), (14), (16), (18) and (20), and the 824,811 shares which our board of directors has the limited power to direct how the shares are voted, as discussed in notes (2) and (12).


                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

Our board of directors currently is divided into three classes. Under our bylaws as currently in effect, each class of directors is to be as nearly equal in number as possible, with no class having fewer than 25% of the total number of our directors. Each director, no matter what class, is elected to serve for a three-year term, unless the director shall resign, become disqualified, disabled or shall otherwise be removed from office. Only a plurality of votes cast is necessary for the election of directors.

Set forth below are the members of each class of our directors and the year in which the term of each director class expires.

             Class A                                   Class B                                Class C
         (To Serve Until                           (To Serve Until                        (To Serve Until
       the Annual Meeting                        the Annual Meeting                     the Annual Meeting
    of Stockholders in 2007)                  of Stockholders in 2006)               of Stockholders in 2005)
    ------------------------                  ------------------------               ------------------------
       Audrey K. Tassinari                        Randolph C. Read                      Steven G. Barringer
       Ronald J. Tassinari                                                                  Jeanne Hood

Director-Nominees for the 2005 Annual Meeting

The independent directors, as such term is defined in the Marketplace Rules of The Nasdaq Stock Market, of our board of directors have nominated Steven G. Barringer and Jeanne Hood for election at the annual meeting as our sole Class C directors.

Shares represented by executed proxy cards in the form accompanying this proxy statement will be voted, if authority to do so is not withheld, for the election of Steven G. Barringer and Jeanne Hood as the Class C directors of our company, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominees designated by our board of directors. Our board of directors has no reason to believe that Mr. Barringer or Ms. Hood will be unavailable or, if elected, will decline to serve.

Our board of directors has not established a nominating committee, nor did it adopt a nominating committee charter. Our board believes that its size negates the need for establishing a separate nominating committee. However, all of our board's nominees for election as directors of our company are approved by our directors who meet the definition of "independent" under the Marketplace Rules of The Nasdaq Stock Market. Those independent directors consist of Steven G. Barringer, Jeanne Hood and Randolph C. Read.

Our independent directors will consider recommendations for election as directors submitted by our stockholders. These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with our independent directors and entire board to discuss their qualifications for serving on our board. Our board has not established minimum qualifications for candidates recommended by our stockholders. Any determination to include a stockholder-recommended candidate as a board nominee remains a subjective determination to be made by our independent directors.

Information Concerning Our Directors and Executive Officers

Set forth below is a brief description of the background of each of our current directors and executive officers, based on information provided to us by them.

                                    Principal Positions and                                               Director
Name                        Age     Offices with our Company                                                Since
----                        ---     ------------------------                                                -----
Ronald J. Tassinari         61      Chief Executive Officer, President, Chairman of the Board of            1979
                                    Directors
Steven G. Barringer         49      Director (Corporate Governance Liaison)                                 1998
Jeanne Hood                 76      Director (Chairwoman of the Audit Committee)                            1994
Randolph C. Read            52      Director (Chairman of the Compensation and Acquisition Committees)      2003
Audrey K. Tassinari         64      Director                                                                1985
Anna M. Morrison            49      Chief Accounting Officer                                                 n/a

Ronald J. Tassinari, an original founder of our company, has served as our chief executive officer, president and chairman of our board of directors since our company's inception in August 1979. Mr. Tassinari also is a member of our advisory group formed to evaluate mergers and acquisitions candidates. Mr. Tassinari is the husband of Audrey K. Tassinari, another director of our company.

Steven G. Barringer has served as a director of our company since February 1998 and our corporate governance liaison since July 2003. Mr. Barringer has been a member of the government relations firm of MGN, Inc. in Washington, D.C. since November 2000. Mr. Barringer also has maintained his own law practice, Steven G. Barringer, P.L.L.C., in Washington, D.C. since November 2000. From April 1999 to October 2000, Mr. Barringer was a member of the law firm of Dickstein Shapiro Morin & Oshinsky, LLP, in Washington, D.C., practicing natural resources and environmental law.

Jeanne Hood has been a director of our company since February 1994 and chairman of our audit committee since March 2002. Ms. Hood was a gaming consultant to our company from February 1994 to April 2000. Ms. Hood served as a director of Pioneer Citizens Bank (a Nevada statewide bank) until its merger during 2000 with Zions, a large regional bank with offices in seven states. Since January 2000, she has served on the board of Southwest USA Bank.

Randolph C. Read was elected to our board of directors in May 2003. He has been president and chief executive officer of American Strategic Investments, L.P., an investment fund that focuses on established commercial business operations and investing in both debt and/or equity of those entities, since 2002. Mr. Read served as president of Knowledge Universe Business Group and president of Knowledge Universe Capital Co. from 1999 to 2002.

Audrey K. Tassinari has been a director of our since March 1985. Ms. Tassinari served as our executive vice president from April 1986 until July 2002, when she resigned such position in connection with our corporate restructuring. During her tenure as an officer of our company, she was responsible for our management and employee training programs at Table Mountain Casino that grew from approximately 45 employees in 1989 to 850 employees in 1999. From 1973 to 1985, Ms. Tassinari held key management positions in the hotel/casino industry. Ms. Tassinari is the wife of Ronald J. Tassinari, our Chief Executive Officer and President.

Anna M. Morrison was appointed our chief accounting officer in April 2003. From August 2002 to April 2003, she provided financial and accounting services to us as an outside consultant. She was president of Morrison Business Resources, Inc. and an associate with Resources Connection, Inc. and Robert Half International, Inc. from 1997 to August 2002. Ms. Morrison served as a manager and an associate for Price Waterhouse LLP, a predecessor of PricewaterhouseCoopers LLP from 1987 to 1992 and from 1993 to 1996. Ms. Morrison is a certified public accountant and received her B.S. degrees in business administration - accounting and speech communications from Southern Oregon State University in 1987.

Director Compensation

Non-employee directors receive $15,000 per annum for serving on our board of directors.

Jeanne Hood and Randolph C. Read each received an annual payment of $10,000 for serving as the chairpersons for the audit and compensation committees. Steven G. Barringer also received an annual payment of $10,000 for serving as our stockholder corporate governance liaison. In June 2005, our board created an acquisition committee consisting of Randolph C. Read and Ronald J. Tassinari to identify and investigate possible acquisition targets. Mr. Read receives a monthly fee of $10,000 for serving as chairman of the acquisition committee.

We also reimburse our directors for their reasonable expenses incurred in attending meetings of our board of directors.

We also refer you to the subsection entitled "Certain Relationships and Transactions" for additional information concerning other compensation we have paid, or have agreed to pay, to certain of our directors in consideration for other services performed, or to be performed, on our behalf.

Committees of Our Board of Directors

Our board of directors has established two standing committees to assist it in the discharge of the board's duties; an audit committee and a compensation committee. In June 2005, our board created a third committee, an acquisition committee, consisting of Randolph C. Read and Ronald J. Tassinari, to identify and investigate possible acquisition targets.

Our audit committee currently is composed of Jeanne Hood, Randolph C. Read and Steven G. Barringer, with Ms. Hood serving as its chairwoman. We believe that each of these committee members are "independent," within the meaning of such term under Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and that Ms. Hood is an "audit committee financial expert" as defined in
Item 401(e) of Regulation S-B promulgated by the SEC. The duties of our audit committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures and reviewing the effectiveness of our procedures intended to prevent violations of law and regulations. A copy of the charter for our audit committee was attached as appendix A to the proxy statement for our 2004 annual meeting of stockholders.

Our compensation committee currently is composed of Randolph C. Read, Steven G. Barringer and Jeanne Hood, with Mr. Read serving as its chairman. The duties of our compensation committee include recommending to the full board of directors remuneration to be paid our executive officers, determining the number and conditions to awards/options granted pursuant to our various stock plans and recommending the establishment of and monitoring a compensation and incentive program for all of our executive officers. Our compensation committee also administers our 2004 Employee Stock Purchase Plan.

Stockholder Communications

Stockholders wishing to communicate with our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to "Steven G. Barringer, Independent Director and Corporate Governance Liaison, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada 89180." The envelope delivering such written communications should be marked "Stockholder Communication."

Meetings of the Board of Directors and its Committees

Our board of directors held eight formal meetings and took action by written consent in lieu of a meeting on one occasion during our fiscal year ended December 31, 2004. Our audit committee held four formal meetings and our compensation committee held two formal meetings during our 2004 fiscal year. Each member of our board of directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves.

Our board has not established any procedure with respect to director attendance at our annual meetings of stockholders. All of our directors were present at our annual meeting of stockholders held on June 10, 2004.

Audit Committee Report

This report of the audit committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference in such other filings.

The audit committee of our board of directors consists of three members, all of whom we believe meet the definition of "independent" under the listing standards of The Nasdaq Stock Market, Inc. as currently in effect. None of the audit committee members is a current officer or employee of our company. We further believe that each member of the audit committee has the expertise and experience to adequately serve our stockholders' interests while serving on the audit committee.

Our board of directors has adopted a written charter for the audit committee. The charter is reviewed and reassessed annually by our board and the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter also specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management. A copy of the audit committee charter was included as appendix A to the proxy statement for our 2004 annual meeting of stockholders.

The audit committee charter notes that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and the financial reporting processes. Deloitte & Touche LLP is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. The audit committee's responsibility is to monitor and oversee these processes.

The audit committee reviewed our audited financial statements for the year ended December 31, 2004 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Management and the auditors have represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 and discussed with the auditors such auditors' independence with respect to all services that it rendered to us. The audit committee also discussed with the auditors any matters required to be discussed by Statement on Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based upon these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004.

The Audit Committee of the Board of Directors
 of American Vantage Companies
       Jeanne Hood, Chairwoman
       Steven G. Barringer
       Randolph C. Read

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended December 31, 2004.

Executive Compensation

We recently changed our fiscal year to end on December 31 from July 31 of each calendar year. The following table sets forth, with respect to our fiscal year ended December 31, 2004, the twelve months ended December 31, 2003 and our fiscal years ended July 31, 2003 and 2002, all compensation earned by our chief executive officer and our other officers who were serving as executive officers of our company as of the close of business on December 31, 2004 and whose total annual salary and bonus earned during the fiscal year ended December 31, 2004 exceeded $100,000. Due to the overlap of periods constituting the twelve months ended December 31, 2003 and our fiscal year ended July 31, 2003, information included in the twelve month period ended December 31, 2003 may be duplicative of information included in the fiscal year ended July 31, 2003.

                           Summary Compensation Table

                                                                                                     Long-Term
                                                                                                   Compensation
                                                                   Annual Compensation                 Awards
                                                          ----------------------------------------   Securities
 Name and Principal                                                               Other Annual       Underlying
      Position                       Period                 Salary      Bonus    Compensation          Options
--------------------     ------------------------------   -----------  ------- -------------------   -----------
Options
Ronald J. Tassinari,     Fiscal year ended 12/31/04       $ 300,923  $       0  $     41,000 (1)            0
   Chairman, Chief       Twelve months ended 12/31/03       287,857    100,000        40,000 (1)      275,000 (2)
   Executive Officer     Fiscal year ended 7/31/03          272,473          0        40,000 (1)       25,000 (3)
   and President         Fiscal year ended 7/31/02          408,140          0        40,000 (1)       28,470 (4)

Anna M. Morrison,        Fiscal year ended 12/31/04         160,308          0        41,000 (1)            0
   Chief Accounting      Twelve months ended 12/31/03        92,349     15,000        25,539 (1) (5)   60,000 (6)
   Officer               Fiscal year ended 7/31/03           33,798          0         8,808 (1) (5)   50,000 (7)
                         Fiscal year ended 7/31/02               --         --            --               --

Stephen K. Bannon,       Fiscal year ended 12/31/04               0          0       297,083 (9)            0
   AVMC Chief            Twelve months ended 12/31/03             0          0        60,000 (9)      175,000 (10)
   Executive Officer     Fiscal year ended 7/31/03                0          0        60,000 (9)      200,000 (11)
   (8)                   Fiscal year ended 7/31/02                0          0        20,000 (9)            0

Matthew K. Smith,        Fiscal year ended 12/31/04         166,154          0             0                0
   AVMC Chief            Twelve months ended 12/31/03            --         --            --               --
   Financial Officer     Fiscal year ended 7/31/03               --         --            --               --
   (8)                   Fiscal year ended 7/31/02               --         --            --               --

----------

(1) Represents SARSEP retirement plan contributions we made on the named executive officer's behalf.
(2) Represents options to purchase 25,000 shares of our common stock at an exercise price of $1.41 per share and 250,000 shares at an exercise price of $2.87 per share.
(3) Represents an option to purchase 25,000 shares of our common stock at an exercise price of $1.41 per share.
(4) Represents an option to purchase 28,470 shares of our common stock at an exercise price of $2.49 per share. This option was voluntarily canceled by Mr. Tassinari, effective as of July 31, 2002.
(5) Prior to joining our company, Ms. Morrison was employed by an entity which provided internal accounting and financial reporting services for us. We paid this entity $21,162 during the twelve months ended December 31, 2003 and $61,290 during our fiscal year ended July 31, 2003 for providing such services. Such amounts are not included in Ms. Morrison's annual compensation for these two periods.
(6) Represents options to purchase 50,000 shares of our common stock at an exercise price of $1.41 per share and 10,000 shares at an exercise price of $2.87 per share.
(7) Represents an option to purchase 50,000 shares of our common stock at an exercise price of $1.41 per share.
(8) We disposed of our American Vantage Media Corporation subsidiary ("AVMC") on March 21, 2005.
(9) Represents compensation received as a consultant by the former vice-chairman of our board of directors and chief executive officer of AVMC. Immediately preceding the effectiveness of our disposition of AVMC to Genius Products, Inc., Mr. Bannon resigned as a director, vice-chairman of our board of directors and all other offices with our company. See further discussion in "Employment and Severance Agreements."
(10) Represents an option to purchase 175,000 of our common stock at an exercise price of $1.41 per share.
(11) Represents options to purchase 25,000 shares of our common stock at an exercise price of $1.26 per share and 175,000 shares of our common stock at an exercise price of $1.41 per share.

Option Grants in Last Fiscal Year

We did not grant any options to any of our named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement during our fiscal year ended December 31, 2004.

The following table sets forth:
o the number of shares underlying options we granted during the twelve months ended December 31, 2003 and our fiscal year ended July 31, 2003 to each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement,
o the percentage that the option grant represents of the total options granted to all of our employees during such twelve month period and our 2003 fiscal year,
o      the per share exercise price of each option, and
o      the expiration date of each option.

We recently changed our fiscal year to end on December 31 from July 31 of each calendar year. Due to the overlap of periods constituting the twelve months ended December 31, 2003 and our fiscal year ended July 31, 2003, information included in the twelve month period ended December 31, 2003 may be duplicative of information included in the fiscal year ended July 31, 2003.

                                                         Number
                                                        of Shares      Percentage of
                                                        Underlying     Total Options
                                                         Options        Granted to        Exercise     Expiration
        Name                      Period                 Granted       All Employees        Price         Date
-------------------- ------------------------------- --------------  ----------------- ------------- --------------
Ronald J. Tassinari  Twelve months ended 12/31/03        25,000             4.9%           $ 1.41        4/15/13
                                                         250,000           49.0              2.87       12/10/13
                     Fiscal year ended 7/31/03           25,000             9.1              1.41        4/15/13

Anna M. Morrison     Twelve months ended 12/31/03        50,000             9.8              1.41        4/15/13
                                                         10,000             2.0              2.87       12/10/13
                     Fiscal year ended 7/31/03           50,000            18.2              1.41        4/15/13

Stephen K. Bannon    Twelve months ended 12/31/03        175,000           34.3              1.41        4/15/13
                     Fiscal year ended 7/31/03 (1)       175,000           63.6              1.41        4/15/13
                                                         25,000             9.1              1.26       10/24/12

Matthew P. Smith     Twelve months ended 12/31/03           0             n/a              n/a             n/a
                     Fiscal year ended 7/31/03              0             n/a              n/a             n/a

----------
(1) Mr. Bannon received his options as consideration for services rendered in his capacity as a consultant to our company during the fiscal year ended July 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

None of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement exercised any of their options during our fiscal year ended December 31, 2004.

The following tables set forth:
o the total number of unexercised options held, as of December 31, 2004, by each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this proxy statement, separately identified between those exercisable and those not exercisable, and
o the aggregate value of in-the-money, unexercised options held, as of December 31, 2004, by each of the named executive officers, separately identified between those exercisable and those not exercisable.

                                                      Number of                        Value of Unexercised
                                                 Unexercised Options                   In-the-Money Options
                                               as of December 31, 2004               as of December 31, 2004
                                        -----------------------------------     ------------------------------
Name                                       Exercisable      Unexercisable         Exercisable       Unexercisable
----                                       -----------      -------------         -----------       -------------
Ronald J. Tassinari                          130,555            200,000              $97,749           $  0
Anna M. Morrison                              52,000              8,000               70,500              0
Stephen K. Bannon                            200,000                  0              278,250              0
Matthew P. Smith                                   0                  0                  n/a            n/a

The value of unexercised in-the-money options is calculated by subtracting the aggregate exercise price of the options from the aggregate market price of the shares underlying the options as of December 31, 2004 of $1.81 per share.

An option to purchase 25,000 shares of our common stock, granted to Stephen K. Bannon and included in the table above, terminated upon Mr. Bannon's resignation as an officer of our company in March 2005.

Employment and Severance Agreements

We entered into an employment agreement with Ronald J. Tassinari in March 1995. This agreement was amended as of July 20, 1995 and on December 21, 2001. This prior agreement, as amended, had a term expiring on March 31, 2002, subject to extension for an unlimited number of additional one year terms, unless either the executive or we provided 30 days' prior written notice to the other party prior to the date of termination of the then current term. We entered into a substantially similar new employment agreement with Mr. Tassinari, effective as of April 1, 2002.

We entered into a new employment agreement with Ronald J. Tassinari effective February 1, 2003. Mr. Tassinari's February 2003 employment agreement provides for him to continue to serve as our chief executive officer and president. The term of the February 2003 employment agreement expires on January 31, 2006. The February 2003 agreement with Mr. Tassinari provides, among other matters, for
(a) an initial annual base salary of $300,000, subject to adjustments in the event of increases we give to any of our other executives or increases in a specified cost-of-living index, which has resulted in his base salary increasing to $306,000 for our fiscal year ending December 31, 2004, (b) reimbursement for his personal legal and financial consulting expenses to a maximum of 3% of his prior calendar year's base salary, (c) his right to designate the beneficiary on a $2 million term life policy on his life and (d) reimbursement of all normal expenses relating to the use of his personal automobile. We also retained the right in the February 2003 employment agreement to otherwise increase Mr. Tassinari's base salary and grant Mr. Tassinari other incentive compensation, such as stock options or bonuses. Mr. Tassinari's February 2003 agreement also contains indemnification provisions relating to his performance of services on our behalf, and confidentiality, non-disparagement, non-competition and non-solicitation provisions.

Mr. Tassinari's February 2003 employment agreement further provides that, upon his death during the agreement's term, we are obligated to pay his designee or estate a lump sum death benefit equal to the sum of (a) the annualized average of the base salary paid to him during the five calendar years immediately preceding his death, plus (b) the annualized average of the incentive awards granted to him during the five calendar years immediately preceding his death. The February 2003 agreement also provides for disability coverage, including continuing to pay him his base salary and keeping in effect any incentive awards during an initial period and then to continuing to pay him for a one year period at a rate equal to the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years.

Mr. Tassinari's February 2003 employment agreement provides for payments in the event of his termination "without cause" or if he terminates his employment for "good reason," as such terms are used in the agreement. These payments include
(a) payment of a sum equal to 2.99 times the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years, (b) reimbursement of certain legal fees up to $100,000, (c) continuation of, or the payment of an amount equal in value to, all employee benefits which he was entitled to receive immediately prior to termination for the remaining term of the employment agreement and (d) continuation of, or the payment of an amount equal in value to, all medical insurance coverage for him and his family for a twelve month period following termination. The maximum amount of all of these payments may not exceed the amount which would otherwise result in an "excess parachute payment" under section 280G of the Internal Revenue Code, minus $1.00.

We entered into an employment agreement with Anna Morrison, our chief accounting officer, as of April 16, 2003, the date on which she became a full-time employee of our company. This agreement has a term expiring on July 31, 2004 (subject to extension) and provides for a base salary of $135,000 per year, subject to adjustments in the event of increases in a specified cost-of-living index, which has resulted in her base salary increasing to $138,000 for our fiscal year ending December 31, 2004. Ms. Morrison received an option to purchase 50,000 shares of our common stock, at $1.41 per share, upon entering into the agreement and will be entitled to the health insurance and other benefits we have traditionally afforded our executive officers. We have the right under this agreement to increase Ms. Morrison's base salary and to grant her incentive compensation, such as additional options or bonuses. On December 10, 2003, we granted Ms. Morrison an additional option to purchase 10,000 shares of our common stock, at $2.87 per share. Ms. Morrison's agreement contains severance or "golden parachute" provisions providing for payments to her equal to 35% of her base salary if she is terminated without cause or she terminates her employment following a change in control of our company. Such payment percentage will increase by 5% annually, commencing in August 2004.

We entered into a new employment agreement with Ms. Morrison effective August 1, 2004. This agreement has a term expiring on December 31, 2005 (subject to extension) and provides for a base salary of $205,000 per year. We have the right under this agreement to increase Ms. Morrison's base salary and to grant her incentive compensation, such as additional options or bonuses. Ms. Morrison's agreement contains severance or "golden parachute" provisions providing for payments equal to 100% of Ms. Morrison's base salary as in effect on the date of such termination, if she is terminated without cause or she terminates her employment following a change in control of our company.

Stephen K. Bannon, the former vice-chairman of our board of directors and chief executive officer of AVMC, received periodic consulting fees of $10,000 per month during the months of July 2003 through December 2003, for his services as Vice-Chairman of our board of directors and chairman of our special advisory group to the board of directors. Mr. Bannon's consulting fees were increased to $29,167 per month, effective March 1, 2004, in connection with his assumption of the position of Chief Executive Officer of AVMC. We commenced negotiations with Mr. Bannon and his representatives in early 2004 with the aim of entering into a definitive employment agreement for Mr. Bannon. In June 2004, Mr. Bannon tentatively agreed to certain of the terms to be included in his employment agreement. These tentative terms included (i) an annual base salary of $350,000,
(ii) a performance-based option program contingent upon our future stock price,
(iii) an option grant subject to achieving future operating results as to be determined by our compensation committee and (iv) the issuance of 120,000 restricted shares of our common stock with vesting terms to be based on employment tenure to be determined. The issuance of such options and restricted stock were to be subject to forfeiture related to Mr. Bannon continuing to provide services to our company on a full-time basis under the contemplated employment agreement. Although no definitive agreement had been reached on all of the terms of Mr. Bannon's employment agreement and compensation under such an employment agreement, commencing as of June 2, 2004, we accounted for the options and restricted stock contemplated to be delivered to Mr. Bannon under the yet-to-be completed employment agreement as outstanding. No definitive employment agreement had been agreed to by us or executed with Mr. Bannon as of December 31, 2004. Mr. Bannon resigned as a director and Vice-Chairman of, and all other offices with, our company immediately preceding the effectiveness of the sale of AVMC to Genius in March 2005. As a result of the failure to enter into a definitive employment agreement with Mr. Bannon by December 31, 2004 and Mr. Bannon's resignation as a director and officer of our company, we did not treat the options and restricted stock contemplated to be delivered to Mr. Bannon under the proposed terms of his non-executed employment agreement as outstanding at December 31, 2004.

Our Stock Plans and Other Outstanding Options and Warrants

We currently have outstanding options granted under four stock plans, our 1991 Officers Stock Option Plan, 1992 Employee Stock Option Plan, 1996 Stock Option Plan and 2003 Nonqualified Stock Option Plan. There were 11,696 shares of our common stock issuable upon exercise of options granted under the 1991 plan, 83,970 shares issuable upon exercise of options granted under the 1992 plan, 743,335 shares issuable upon exercise of options granted under the 1996 plan, and 250,000 shares issuable upon exercise of options granted under the 2003 plan, each as of the record date for the annual meeting. We are no longer able to grant additional options under the 1991 and 1992 plans, in accordance with the terms of such plans. The 1996 and 2003 plans have available for issuance 89,999 and 500,000, respectively, shares of our common stock, in addition to the shares underlying options outstanding as of the record date for the annual meeting.

The following tables set forth, as of December 31, 2004:
o the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A),
o the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and
o the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

                                        Column A                     Column B                    Column C
                                        --------                     --------                    --------
                                                                                             Number of shares
                                        Number of                                         remaining available for
                                   shares to be issued           Weighted average          future issuance under
                                    upon exercise of             exercise price of          equity compensation
                                  outstanding options,          outstanding options       plans (excluding shares
                                   warrants and rights          warrants and rights       reflected in column A)
                               ---------------------------  -----------------------     ---------------------------
Equity incentive plans
   approved by stockholders             1,114,001                     $ 2.16                        564,999
Equity incentive plans not
   approved by stockholders                25,000                       1.65                  Not applicable

Totals                                  1,139,001                       2.15                        564,999

The shares to be issued upon exercise of outstanding options, warrants and rights granted under plans not approved by stockholders consist of:

o 25,000 warrants granted to Gerard, Klauer, Mattison, Inc. on May 3, 2002 in connection with such firm's rendering of investment banking services to our company. Each of these warrants entitles its holder to purchase one share of our common stock, at a purchase price of $1.65 per share and expires on May 3, 2007.

Certain Relationships and Related Transactions

As compensation for serving on our board or as a board committee chair, on October 25, 2002, we granted to Jeanne Hood, Steven G. Barringer and Stephen K. Bannon, non-qualified stock options to purchase 20,000, 20,000 and 25,000 shares, respectively, of our common stock each at an exercise price of $1.26 per share. The options became exercisable on the date of grant and expire upon the earlier of (i) October 24, 2012 or (ii) upon the removal or resignation of such person as a director of our company.

In connection with the execution of their employment agreements, we granted to Ronald J. Tassinari and Anna M. Morrison, qualified stock options to purchase 25,000 and 50,000 shares, respectively, of our common stock each at an exercise price of $1.41 per share. Mr. Tassinari's shares became exercisable on the date of grant. One-half of Ms. Morrison's shares became exercisable on the date of grant and the remaining one-half became exercisable on April 16, 2004. Both option grants expire ten years from the date of grant.

On December 10, 2003 we granted to Mr. Tassinari and Ms. Morrison, qualified stock options to purchase 250,000 and 10,000 shares, respectively, of our common stock each at an exercise price of $2.87 per share. Beginning on December 10, 2004, and for each subsequent anniversary date, 20% of the options become exercisable. Both option grants expire ten years from the date of grant.

The April 16, 2003 closing of the YaYa acquisition resulted in the options previously granted to Stephen K. Bannon on July 12, 2002, to purchase up to 175,000 shares of our common stock at $1.41 per share and the option previously granted to Jay H. Brown on July 12, 2002, to purchase up to 87,500 shares of our common stock at $1.41 per share to each become fully exercisable. Mr. Bannon is Vice-Chairman of our board and Mr. Brown is a beneficial owner of more than five percent of our common stock. These options were granted as compensation for future and past services while serving on a special advisory group to our board. The special advisory group was established on July 12, 2002, to identify, review and perform initial due diligence services of potential merger and acquisition candidates on behalf of our company. The options have a ten-year exercise term and an exercise price equal to the closing price of the common stock on July 12, 2002.

Jay H. Brown, a beneficial owner of more than five percent of our common stock, received $56,000 in our fiscal year ended December 31, 2004, $90,000 in the fiscal year ended July 31, 2003 and $60,000 in the twelve months ended December 31, 2003, in consideration for consulting and legal services he performed for our benefit.

Stephen K. Bannon also received periodic consulting fees of $10,000 per month during the months of July 2003 through December 2003, for his services as Vice-Chairman of our board of directors and chairman of the special advisory group to our board of directors. Mr. Bannon's consulting fees were increased to $29,167 per month, effective March 1, 2004, in connection with his assumption of the position of Chief Executive Officer of AVMC. We commenced negotiations with Mr. Bannon and his representatives in early 2004 with the aim of entering into a definitive employment agreement for Mr. Bannon. In June 2004, we tentatively agreed with Mr. Bannon to certain of the terms to be included in his employment agreement. These tentative terms included (i) an annual base salary of $350,000,
(ii) a performance-based option program contingent upon our future stock price,
(iii) an option grant subject to achieving future operating results as to be determined by the compensation committee of our board of directors and (iv) the issuance of 120,000 restricted shares of our common stock with vesting terms to be based on employment tenure to be determined. The issuance of such options and restricted stock were to be subject to forfeiture related to Mr. Bannon continuing to provide services to us on a full-time basis under the contemplated employment agreement. Although no definitive agreement had been reached on all of the terms of Mr. Bannon's employment agreement and compensation under such an employment agreement, commencing as of June 2, 2004, we accounted for the options and restricted stock contemplated to be delivered to Mr. Bannon under the yet-to-be completed employment agreement as outstanding. No definitive employment agreement had been agreed to by us or executed with Mr. Bannon as of December 31, 2004. Mr. Bannon resigned as a director, Vice-Chairman and all other offices with our company immediately preceding the effectiveness of the sale of AVMC to Genius in March 2005. As a result of the failure to enter into a definitive employment agreement with Mr. Bannon by December 31, 2004 and Mr. Bannon's resignation as a director and officer of our company, we did not treat the options and restricted stock contemplated to be delivered to Mr. Bannon under the proposed terms of his non-executed employment agreement as outstanding at December 31, 2004.

In consideration for consulting and management services, we paid Mr. Bannon $297,000, $50,000 and $60,000 during our fiscal year ended December 31, 2004, five months ended December 31, 2003 and the twelve months ended July 31, 2003, respectively.

Effective June 30, 2004, we arranged with SouthwestUSA Bank ("SouthwestUSA") a $2,500,000 credit facility (the "SouthwestUSA Line of Credit"). Jeanne Hood, one of our directors, is a director of SouthwestUSA. See the subsection entitled "Employment and Severance Agreements" for a discussion of our employment agreements with Ronald J. Tassinari. Also see the subsection entitled "Employment and Severance Agreements" for discussion of the April 2003 and August 2004 employment agreements we entered into with Anna M. Morrison and the options granted to this executive pursuant to such employment agreements.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election as the Class C director of the board's nominees as listed above.


                             INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP currently serves as our independent certified public accountants and served in such position with respect to our fiscal year ended December 31, 2004. Piercy Bowler Taylor & Kern served as our independent certified public accountants for our fiscal year ended July 31, 2003. Representatives of Deloitte & Touche are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

On June 10, 2004, we appointed Deloitte & Touche as our new independent auditors, effective August 1, 2003. Our audit committee approved the termination of our previous auditors, Piercy Bowler Taylor & Kern, and the engagement of Deloitte & Touche as our new independent auditors.

During our two most recent fiscal years, there were no disagreements between us and either Deloitte & Touche or Piercy Bowler Taylor & Kern, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to either of such accountant firms' satisfaction would have caused such accounting firms to make reference to the subject matter of the disagreement(s) in connection with its reports.

Principal Accountant Fees and Services

The following table sets forth the fees billed by our independent accountants for the years ended December 31, 2004 and 2003 for the categories of services indicated.

Category                                          2004                2003
--------                                      --------------    ----------------
Audit fees (1)                                 $   182,000        $    34,000
Audit-related fees (2)                               9,000             16,000
Tax fees (3)                                        22,000              9,000
All Other Fees (4)                                       0                  0
----------
(1) Consists of fees billed for the audits of our financial statements for the five months ended December 31, 2003 and twelve months ended December 31, 2004, review of financial statements included in our Quarterly Reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2) Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in "audit fees" in this table.
(3) Consists of professional services rendered for tax compliance, tax advice and tax planning. The nature of these tax services is tax preparation.
(4) The independent accountants did not provide any other services during the two years ended December 31, 2004.

Audit Committee Pre-Approval Policy

In addition to retaining Deloitte & Touche to audit our consolidated financial statements for our fiscal year ended December 31, 2004, we retained Deloitte & Touche to provide other auditing and advisory services to us in 2004. We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our audit committee has restricted the non-audit services that Deloitte & Touche may provide to us primarily to tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from Deloitte & Touche only when the services offered by Deloitte & Touche are more effective or economical than services available from other service providers.

Our audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by Deloitte & Touche and any other accounting firms we may retain. Specifically, the audit committee has pre-approved the use of Deloitte & Touche for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request to be undertaken to provide assurances of accuracy on matters not required by laws or regulations. Our audit committee has designated its chairperson, Jeanne Hood, to pre-approve permissible non-audit services provided by the independent registered public accounting firm. Generally, the entire audit committee pre-approves audit services to be performed on quarterly and annual financial statements. The chairperson presents all pre-approved services to the full audit committee for their review and ratification. The percentage of services set forth above in the categories "Audit fees," "Audit-related fees," "Tax fees" and "All other fees" that were approved by our audit committee was 100%. The audit committee may also pre-approve particular services on a case-by-case basis.

                                  OTHER MATTERS

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.


                            EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.


                              STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in our next year's proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on June 27, 2006. Proposals should be addressed to Ronald J. Tassinari, President, American Vantage Companies, P.O. Box 89180, Las Vegas, Nevada, 89128.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

For any proposal that is not submitted for inclusion in our next year's proxy statement, but is instead sought to be presented directly at next year's annual meeting, SEC rules will permit management to vote proxies in its discretion if we:
o receive notice of the proposal before the close of business on September 9, 2006 and advise our stockholders in our proxy statement for next year's annual meeting about the nature of the matter and how management intends to vote on such matter, or
o do not receive notice of the proposal prior to the close of business on September 9, 2006.

Notices of intention to present proposals at next year's annual meeting should be addressed to Ronald J. Tassinari, President, American Vantage Companies, P.O. Box 89180, Las Vegas, Nevada, 89128.


                         AVAILABILITY OF OUR FORM 10-KSB

We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-KSB, upon written request delivered to Ronald J. Tassinari, President, American Vantage Companies, P. O. Box 89180, Las Vegas, Nevada 89128.


                                             By order of the Board of Directors,

                                             Jeanne Hood, Assistant Secretary

Las Vegas, Nevada
October 25, 2005

                           American Vantage Companies

The undersigned hereby appoints Ronald J. Tassinari and Anna M. Morrison, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in American Vantage Companies, a Nevada corporation (the "Corporation"), at the 2005 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on December 8, 2005, and any adjournments or postponements thereof, as follows:

This proxy is being solicited on behalf of the Board of Directors of the Corporation. The board recommends a vote FOR each of the listed director-nominees.

1. Election of the following nominees to Class C of the Board of Directors of the Corporation:

         Steven G. Barringer                                Jeanne Hood

|_|  FOR the nominees listed above                |_|  WITHHOLD authority to
                                                       vote for all the nominees
           |_| WITHHOLD authority to vote for the following nominee:
           --------------------------------------------------------
           (Name of nominee for which authority to vote for is denied)


2. Upon such other business as may properly come before the Annual Meeting or any adjournment thereof:

           |_|   GRANT AUTHORITY                  |_|  WITHHOLD AUTHORITY

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES AS SET FORTH ON THE REVERSE HEREOF. RECEIPT OF THE CORPORATION'S PROXY STATEMENT, DATED OCTOBER 25, 2005, IS HEREBY ACKNOWLEDGED.


Dated:                              , 2005
        ----------------------------

                                                                          [L.S.]
                                            --------------------------------
                                                                          [L.S.]
                                            --------------------------------
                                          (Note: Please sign exactly as your
                                          name appears hereon. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing, giving full
                                          title as such. If signer is a
                                          corporation, execute in full corporate
                                          name by authorized officer. If shares
                                          are held in the name of two or more
                                          persons, all should sign.)

                       PLEASE MARK, DATE, SIGN AND RETURN
                     THIS PROXY IN THE ACCOMPANYING ENVELOPE